UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 21, 2007
TransCommunity Financial Corporation
(Exact name of registrant as specified in its charter)
Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4235 INNSLAKE DR - GLEN ALLEN, VA 23060
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (804) 934-9999

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On March 21, 2007, T. David Grist resigned as President and Chief Executive Officer of Bank of Rockbridge, a subsidiary of the TransCommunity Financial Corporation (the "Company").  This resignation did not result in any severance or similar payments to Mr. Grist.

          Additional information on the Bank of Rockbridge is included in Item 8.01 below.

Item 8.01 Other Events.

          The Bank of Rockbridge opened for business on December 11, 2006.
As the Company has previously disclosed, at the end of January, 2007, the Company's Board of Directors subsequently approved a plan to consolidate all four of its bank subsidiaries, including the Bank of Rockbridge, into a single legal entity.
While the decision to consolidate the bank charters was unanimously approved by the Company's Board of Directors, the Company believes that this action led to the resignation of Mr. Grist, as well as the resignation from the Company's Board of Directors of directors who also serve on the board of directors of the Bank of Rockbridge.
Furthermore, the Company believes that this decision may lead to the resignation of directors from the board of directors of the Bank of Rockbridge as well.
These individuals have expressed concern over the ability of the Company to maintain the concept of a locally-managed bank in Rockbridge County as part of a consolidated entity.
A group of individuals that includes Mr. Grist and members of the board of directors of the Bank of Rockbridge hired Anderson & Strudwick, Incorporated as a financial adviser and, in January, 2007, made an unsolicited offer to purchase the Bank of Rockbridge from the Company.
The Company declined this offer.

          As part of the charter consolidation process, however, the Company is firmly committed to maintaining the local identity of each of its current bank subsidiaries, and keeping decisions affecting customers as local as level possible.
Each location will continue to operate under its current name, and under the direction of its local bank president, and with its board of directors acting in an advisory capacity.
These individuals will, for example, continue to make decisions about interest rates paid on deposits in their specific market, have flexibility over loan pricing and retain their loan approval authority.
At the same time, consolidation of the bank charters will provide significant financial advantages to the Company's shareholders, as the costs associated with operating under multiple charters are reduced or eliminated.
A copy of a letter that the Company sent to its shareholders that live in the market area of the Bank of Rockbridge emphasizing these points is attached as Exhibit 99.1 to this report and incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibits
EX-99.1	Letter to shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2007	By:	/s/ Bruce B. Nolte
Bruce B. Nolte President & Chief Executive Officer